UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 17, 2010

HESS BAKKEN INVESTMENTS I CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-31900 (Commission File Number)	88-0451554 (IRS Employer Identification No.)
Hess Bakken Investments I Corporation
c/o Hess Corporation
1185 Avenue of the Americas,
New York, NY 10036
(Address of principal executive office)
(212) 997-8500
(Registrant’s telephone number, including area code)
American Oil & Gas Inc.
1050 17th Street, Suite 2400 Denver, CO 80265
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On December 17, 2010, American Oil & Gas Inc. (the “Company”) completed the previously announced merger (the “Merger”) with Hess Investment Corp. (“Merger Sub”), a wholly-owned subsidiary of Hess Corporation (“Hess”), whereby Merger Sub merged with and into the Company with the Company continuing as the surviving entity and a wholly-owned subsidiary of Hess. The Merger was effected pursuant to the terms of the Agreement and Plan of Merger, dated as of July 27, 2010 (the “Merger Agreement”), by and among Hess, Merger Sub and the Company. At the effective time of the Merger, the Company changed its name from American Oil & Gas Inc. to Hess Bakken Investments I Corporation. In addition, the following events took place in connection with the consummation of the Merger:

Item 2.01	Completion of Acquisition or Disposition.
Pursuant to the Merger Agreement, at the effective time of the Merger each share of the Company’s common stock outstanding immediately prior to the Merger (other than shares that were held by the Company as treasury stock or by Hess or Merger Sub) was converted into the right to receive 0.1373 shares of Hess common stock. No fractional shares of Hess common stock will be issued and the Company’s former stockholders will receive cash in lieu of any fractional shares of Hess common stock that they would otherwise have been entitled to receive in the Merger.
In connection with the Merger, each share of the Company’s restricted common stock outstanding immediately prior to the effective time of the Merger became fully vested at the effective time of the Merger and was converted into the right to receive 0.1373 shares of Hess common stock. Holders of the Company’s stock options outstanding immediately prior to the effective time of the Merger became entitled at the effective time of the Merger to receive a number of shares of Hess common stock equal to the product of (i) 0.1373 multiplied by (ii) the product of (A) the number of shares of the Company’s common stock issuable upon the exercise of the relevant stock option multiplied by (B) the quotient obtained by dividing (1) the excess of (I) the closing price of shares of the Company’s common stock on the last full trading day prior to the effective time of the Merger (i.e., December 16, 2010) over (II) the exercise price per share of the applicable stock option, by (2) the closing price of shares of the Company’s common stock on the last full trading day prior to the effective time of the Merger (i.e., December 16, 2010).
The Merger Agreement has been referenced herein to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Hess or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Hess or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Hess’ public disclosures.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2010, and which is incorporated herein by reference.
The disclosure regarding the Merger and the Merger Agreement under Item 5.01 hereof is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the consummation of the Merger, on December 17, 2010, the Company notified the NYSE Amex Equities that the Merger was completed and that each share of the Company’s common stock outstanding immediately prior to the Merger (other than shares that were held by the Company as treasury stock or by Hess or Merger Sub) was converted into the right to receive 0.1373 shares of Hess common stock in accordance with the terms of the Merger Agreement.
The Company requested that the NYSE Amex Equities file with the Securities and Exchange Commission a notification of removal of the Company’s common stock from listing on the NYSE Amex Equities on Form 25, which the NYSE Amex Equities filed on December 20, 2010.

Item 3.03	Material Modification to Rights of Security Holders.
At the effective time of the Merger, holders of shares of the Company’s common stock outstanding immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the merger consideration).
The disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.
The Merger Agreement was adopted by the Company’s former stockholders at a special meeting of the Company’s stockholders held on December 17, 2010. Shortly after the meeting, also on December 17, 2010, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving entity and becoming a wholly-owned subsidiary of Hess. The Company changed its name from American Oil & Gas Inc. to Hess Bakken Investments I Corporation at the effective time of the Merger.

The disclosure regarding the Merger and the Merger Agreement under Items 2.01 and 3.03 hereof is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As a result of the Merger, all of the directors of the Company immediately prior to the effective time of the Merger (the “Prior Directors”) were removed as directors as the Company as of the effective time of the Merger. These removals were not a result of any disagreements between the Company and the Prior Directors on any matter relating to the Company’s operations, policies or practices. Upon completion of the Merger, two of the directors of Merger Sub and an individual appointed by the current stockholder of the Company became the directors of the Company.
Also as a result of the Merger, each of the principal executive officer, president, principal financial officer and principal accounting officer and named executive officers of the Company immediately prior to the effective time was removed from his respective position with the Company as of the effective time of the Merger. Upon completion of the Merger, the directors of the Company appointed certain individuals to serve as the officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In accordance with the Merger Agreement, the Company’s Articles of Incorporation and Bylaws were amended and restated at the effective time of the Merger to read substantially in their entirety as the Articles of Incorporation and Bylaws of Merger Sub. The Company’s Articles of Incorporation and Bylaws are attached hereto as Exhibits 3.1 and 3.2 and incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 27, 2010, by and among Hess Corporation, Hess Investment Corp. and American Oil & Gas Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2010)

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated By-laws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HESS BAKKEN INVESTMENTS I CORPORATION
By:	/s/ George C. Barry
	Name:	George C. Barry
	Title:	Authorized Officer

Dated: December 23, 2010

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of July 27, 2010, by and among Hess Corporation, Hess Investment Corp. and American Oil & Gas Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2010)

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated By-laws